SCHEDULE II

				     INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TENNANT COMPANY

           GAMCO INVESTORS, INC.
                      11/18/04          118,190-             *DO
                      10/27/04            1,050            40.0476
                       9/29/04           43,000-             *DO
                       9/24/04            8,350            40.6929
           GABELLI FUNDS, LLC.
               WOODLAND SMALL CAP VALUE FUND
                      11/05/04               80            41.4500
                      10/25/04              180            39.2100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.